Exhibit 16

HOOGENDOORN VELLMER
Chartered Accountants
406 - 455 Granville Street
Vancouver, B.C.
V6C 1T1

April 18, 2005

Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C.20549
U.S.A.

Re:     Dravco Mining Inc.

Dear Sirs/Mesdames:

We have read the statements in Item 4.01 of the Current Report on Form 8-K of Dravco Mining Inc. as of April 15, 2005. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

"Hoogendoorn Vellmer"
Chartered Accountants